UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2005

Administaff, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Item 7.01. Regulation FD Disclosure.

On May 9, 2005 Administaff, Inc.’s president, Richard G. Rawson, established a new structured, prearranged trading plan to sell a portion of his Administaff common shares over a designated period in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Mr. Rawson’s original trading plan expired in March 2005.

Under the new trading plan, two of Mr. Rawson’s family limited partnerships may sell a maximum of 168,000 shares, approximately 13% of current stock holdings, over a two-year period subject to the achievement of predetermined stock prices. The plan has been initiated during the company’s open window for insider transactions.

Rule 10b5-1 permits the implementation of a written plan for selling stock at times when insiders are not in possession of material nonpublic information, and allows them to sell stock on a regular basis and in a non-discretionary manner, regardless of any subsequent material nonpublic information they receive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.

By:	/s/ John H. Spurgin, II
John H. Spurgin, II
Vice President, Legal, General Counsel and Secretary

Date: May 12, 2005